UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

Covista Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive Suite 800, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

(312) (651-1400)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	CVSA	New York Stock Exchange
Common Stock $0.01 Par Value	CVSA	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously disclosed, on July 28, 2026, the Board of Directors (the “Board”) of Covista Inc. (“Covista” or the “Company”) announced that it had appointed Emily Chiu and Leslie Storms as independent members of the Board, effective August 17, 2026. This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2026 to disclose the committee assignments of Ms. Chiu and Ms. Storms, which had not been determined as of the time of their appointment to the Board. This Current Report on Form 8-K/A also includes additional disclosures under Item 5.07.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On November 11, 2026, the Board appointed Ms. Chiu to the Academic Quality and Audit and Finance Committees and Ms. Storms to the Compensation and External Relations Committees, effective immediately.

In addition to the appointments of Ms. Chiu and Ms. Storms, the Board reconstituted the membership of each of its five standing committees effective November 11, 2026 as follows:

Committee	Membership
Academic Quality	Georgette Kiser (Chair) Emily Chiu Sharon O’Keefe Betty Vandenbosch
Audit and Finance	Bill Burke (Chair) Emily Chiu Michael Malafronte Ken Phelan
Compensation	Michael Malafronte (Chair) Bill Burke Liam Krehbiel Leslie Storms
External Relations	Donna Hrinak (Chair) Liam Krehbiel Ken Phelan Leslie Storms
Nominating & Governance	Sharon O’Keefe (Chair) Donna Hrinak Georgette Kiser Betty Vandenbosch

(e) On October 1, 2026, the Board approved the Covista Inc. 2026 Equity Incentive Plan. At the 2026 Annual Meeting of Shareholders held on November 11, 2026, the shareholders of the Company approved the 2026 Equity Incentive Plan. The 2026 Equity Plan is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 2, 2026, and the description of the Plan and the full text of the Plan included as Appendix B thereto are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 11, 2026, Covista held its Annual Meeting of Shareholders (the “Annual Meeting”) virtually. Only shareholders of record at the close of business on September 21, 2026, the record date for the Annual Meeting, were entitled to vote. As of the record date, 33,860,206 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 31,796,334 shares of the Company’s common stock were voted in person or by proxy for the four proposals set forth below. The following tables present the final results of voting on each of the matters submitted to a vote of security holders during Covista’s Annual Meeting.

1.	Election of Directors. Our shareholders elected the following eleven directors to serve until the 2027 Annual Meeting of Shareholders or until his or her successor has been duly elected and qualified.

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Stephen W. Beard	29,449,729	320,286	3,252	2,023,067
William W. Burke	29,543,241	226,764	3,262	2,023,067
Emily Chiu	29,752,945	17,136	3,186	2,023,067
Donna J. Hrinak	29,490,932	222,181	60,154	2,023,067
Georgette Kiser	29,583,244	129,845	60,178	2,023,067
Liam Krehbiel	29,695,630	74,358	3,279	2,023,067
Michael W. Malafronte	29,549,241	220,769	3,257	2,023,067
Sharon L. O’Keefe	29,472,168	297,926	3,173	2,023,067
Kenneth J. Phelan	29,752,840	17,197	3,230	2,023,067
Leslie Storms	29,753,066	16,996	3,205	2,023,067
Betty Vandenbosch	29,753,877	16,178	3,212	2,023,067

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Covista’s independent registered public accounting firm for 2027. Our shareholders approved this proposal.

FOR	AGAINST	ABSTAIN
31,186,441	521,439	88,454

3.	An advisory vote on the compensation of Covista’s named executive officers. Our shareholders approved this proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
25,660,558	4,019,397	93,312	2,023,067

4.	Approval of the Covista Inc. 2026 Equity Incentive Plan. Our shareholders approved this proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
28,838,878	844,731	89,658	2,023,067

Item 9.01         Financial Statements and Exhibits

(d) Exhibits:

10.1

Covista Inc. 2026 Equity Incentive Plan (incorporated by reference to Appendix B to the proxy statement for the Annual Meeting of Shareholders filed with the SEC on October 2, 2026, (File No. 001-13988), as amended by Amendment No. 1 to the proxy statement filed with the SEC on October 14, 2026).

104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covista Inc.

By:	/s/ Douglas G. Beck
Douglas G. Beck
Senior Vice President, General Counsel and Corporate Secretary and Institutional Support Services

Date: November 13, 2026